UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2022

Eagle Point Credit Company Inc.

(Exact name of Registrant as specified in its charter)

Delaware	811-22974	47-2215998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Steamboat Road, Suite 202, Greenwich, CT 06830

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 340-8500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ECC	New York Stock Exchange
7.75% Series B Term Preferred Stock due 2026	ECCB	New York Stock Exchange
6.50% Series C Term Preferred Stock due 2031	ECCC	New York Stock Exchange
6.75% Series D Preferred Stock	ECC PRD	New York Stock Exchange
6.75% Notes due 2027	ECCY	New York Stock Exchange
6.6875% Notes due 2028	ECCX	New York Stock Exchange
6.75% Notes due 2031	ECCW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 13, 2022, Eagle Point Credit Company Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Eagle Point Credit Management LLC, Eagle Point Administration LLC and Ladenburg Thalmann & Co. Inc., as representative of the several underwriters named therein, in connection with the issuance and sale by the Company of $87,000,000 aggregate principal amount of the Company’s 5.375% notes due 2029 (the “2029 Notes”). The closing of the offering is expected to occur on January 24, 2022, subject to customary closing conditions. The representative of the underwriters in the offering may exercise an option to purchase up to an additional $13,000,000 aggregate principal amount of the 2029 Notes within 30 days of January 13, 2022.

The 2029 Notes are expected to be listed on the New York Stock Exchange and to trade under the trading symbol “ECCV”.

The Offering was made pursuant to a registration statement on Form N-2 (333-237586), filed with the Securities and Exchange Commission (the “Commission”).

The foregoing description of the terms of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01.	Other Events.

On January 14, 2022, the Company notified American Stock Transfer & Trust Company, LLC, the redemption agent (the “Redemption Agent”) for the Company’s 7.75% Series B Term Preferred Stock due 2026 (the “Series B Term Preferred Stock”), of the Company’s election to redeem, in full, all of the outstanding shares of the Series B Term Preferred Stock and instructed the Redemption Agent to provide notice of such redemption to the holders of the Series B Term Preferred Stock. The Company expects the redemption to be completed on February 28, 2022 (the “Series B Redemption Date”). The redemption price per share will be $25 plus an amount equal to all unpaid dividends and distributions on each share accumulated to, but excluding, the Series B Redemption Date, without interest, if any.

On January 14, 2022, the Company also notified the Redemption Agent for the Company’s 6.75% notes due 2027 (the “2027 Notes”), of the Company’s election to redeem, in full, all of the aggregate principal amount outstanding of the 2027 Notes and instructed the Redemption Agent to provide notice of such redemption to the holders of the 2027 Notes. The Company expects the redemption to be completed on February 14, 2022 (the “2027 Notes Redemption Date”). The redemption price per 2027 Note will be $25 plus accrued and unpaid interest through, but excluding, the 2027 Notes Redemption Date.

On January 14, 2022, the Company also notified the Redemption Agent for the Company’s 6.6875% notes due 2028 (the “2028 Notes”), of the Company’s election to redeem, in part, 50%, or $32,423,775 aggregate principal amount, of the outstanding 2028 Notes (or 1,296,951 notes), and instructed the Redemption Agent to provide notice of such redemption to the holders of the 2028 Notes. The Company expects the redemption to be completed on February 14, 2022 (the “2028 Notes Redemption Date”). The redemption price per 2028 Note will be $25 plus accrued and unpaid interest through, but excluding, the 2028 Notes Redemption Date. Following the redemption, $32,423,800 aggregate principal amount of the 2028 Notes (or 1,296,952 notes) will remain outstanding.

This Current Report on Form 8-K does not constitute a notice of redemption of the Series B Term Preferred Stock, the 2027 Notes or the 2028 Notes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION
1.1	Underwriting Agreement, dated January 14, 2022, by and among the Company, Eagle Point Credit Management LLC, Eagle Point Administration LLC and Ladenburg Thalmann & Co. Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Eagle Point Credit Company Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Point Credit Company Inc.

Date: January 14, 2022	By:	/s/ Kenneth P. Onorio
Kenneth P. Onorio
Chief Financial Officer